SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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INTERVIDEO, INC.

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On September 18, 2006, Dave Dobson and Randy Eisenbach of Corel Corporation sent the following email to all employees of InterVideo and Ulead:

InterVideo Acquisition

Message from Dave Dobson and Randy Eisenbach

A Message from Corel to the InterVideo & Ulead Teams

On behalf of Corel’s executive team and our employees around the world, I am pleased to extend a personal greeting to everyone on the InterVideo and Ulead teams. We are very excited at the prospect of further strengthening relationships with partners and customers by bringing together the products, knowledge and expertise of three established, innovative, and successful companies. Together, Corel, InterVideo and Ulead will offer the industry’s broadest portfolio of digital media software for image creation and editing, photo sharing, video editing, and DVD creation and playback. By combining the capabilities, insights and perspectives of our three companies, we believe we will be uniquely positioned to address the growing market demand for digital media and content.

Last week, many of you had the opportunity to meet with Corel’s Chief Operating Officer, Randy Eisenbach. Randy and I are committed to ensuring that the integration planning process is highly collaborative. We have a great deal to learn from the InterVideo and Ulead teams and we will be meeting with many of you over the coming weeks in order to better understand the important aspects of your businesses.

Throughout the evaluation process, prior to the acquisition being announced, it became very clear to us that InterVideo’s and Ulead’s strengths were highly complementary to Corel’s. With talented employees, world-class technologies and demonstrated leadership in engineering and development , InterVideo and Ulead will enable Corel to further extend our product portfolio and broaden the technological base from which we do business. In turn, Corel’s award-winning product lines will provide your customers with an expanded range of offerings from a single trusted source. In addition the acquisition will broaden the global reach of our companies’ combined products. Corel will benefit from InterVideo’s and Ulead’s partnerships and geographic presence in Asia Pacific, as together we expand our footprint across Asia Pacific, the Americas and Europe.

Next Steps

We recognize that some of you may have questions about what the acquisition will mean for you both personally and professionally. These are reasonable questions however we are still too early in the planning process to provide these answers. Over the next several weeks, we will be actively engaged in a “discovery process” where Corel employees will be working closely with many of you to ensure we have a thorough understanding of all aspects of the InterVideo and Ulead businesses. We will be spending a lot of our time listening, and working collaboratively with you so that, together, we make the best decisions to support the long term success of our combined new company.

To facilitate the decision making process, we will be forming an integration team comprised of representatives from Corel, InterVideo and Ulead. This team’s mandate will be to work together to build a successful integration plan that fully leverages the knowledge, talents and expertise of each organization. The integration team will use the same collaborative approach to guide all decision making. We expect the discovery process to run until the end of of October with proposed integration plans to be completed sometime before the end of November.

Until the acquisition officially closes, which we expect will occur sometime towards the end of the fourth quarter 2006, Corel and InterVideo must continue to operate as separate companies. As a result, we will be somewhat limited in what we can communicate, however, between Corel and your management team, we will ensure that we provide regular updates to keep you well informed of our progress.

While we have much to accomplish together over the next several weeks and months, we are encouraged by the new opportunities this powerful combination will create for our partners, customers and our newly combined company. We look forward to working with all of you.

Sincerely,

David C. Dobson

Corel CEO

Randy Eisenbach

Corel COO

Information for InterVideo Shareholders

In connection with the merger, InterVideo will file a proxy statement and other relevant documents concerning the transaction with the SEC. Stockholders of InterVideo are urged to read the proxy statement and any other relevant documents when they become available because they contain important information. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting InterVideo Investor Relations, InterVideo, Inc., 46430 Fremont Blvd. Fremont, CA 94538, USA, telephone: (510) 651-0888. In addition, documents filed with the SEC by InterVideo are available free of charge at the SEC’s web site at www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of InterVideo in connection with the transaction, and their interests in the solicitation, will be set forth in the proxy materials to be filed by InterVideo with the SEC

Forward-Looking Statements

This message may include forward-looking statements that are based on certain assumptions and reflect our current expectations. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Such risks include the risk that the proposed transaction may not be completed in a timely manner, if at all, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers and other risks, some of which are discussed in the companies’ reports filed with the Securities and Exchange Commission (the “SEC”) under the caption Risk Factors and elsewhere, including, without limitation, Corel’s Prospectus dated April 25, 2006 and InterVideo’s 10-Q for the quarter ended June 30, 2006. Copies of Corel’s and InterVideo’s filings with the SEC can be obtained on their websites, or at the SEC’s website at www.sec.gov. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. Forward-looking statements speak only as of the date of the document in which they are made. These risks, uncertainties and factors are not exclusive, and Corel and InterVideo undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this message except as required by law.